As filed with the Securities and Exchange Commission on June 29, 2018

Registration No. 333-220268

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Premier Biomedical, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2836	27-2635666
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 25 Jackson Center, PA 16133	(814) 786-8849
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

William A. Hartman

Chief Executive Officer

Premier Biomedical, Inc.

P.O. Box 25

Jackson Center, PA 16133

(814) 786-8849

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

Brian A. Lebrecht, Esq.

Clyde Snow & Sessions, PC

201 S. Main Street, 13th Floor

Salt Lake City, UT 84111

(801) 322-2516

Approximate date of commencement of proposed sale to the public:

This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered hereunder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Premier Biomedical, Inc., a Nevada corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (this “Amendment”) to deregister all of the unsold shares of the Company’s common stock, par value $0.00001 per share, that were registered pursuant to a registration statement on Form S-1, SEC File No. 333-220268, filed with the Securities and Exchange Commission on August 30, 2017 and declared effective on October 26, 2017 (as amended, the “Registration Statement”), pertaining to the resale registration of up to an aggregate of 105,000,000 shares of Common Stock.

Pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the shares of common stock being registered which remain unsold, the Company hereby amends the Registration Statement to remove from registration the shares of common stock covered by the Registration Statement that remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Jackson Center, State of Pennsylvania, on June 29, 2018.

Premier Biomedical, Inc.

Dated: June 29, 2018	By:	/s/ William A. Hartman
	Name:	William A. Hartman
	Its:	Chief Executive Officer

Dated: June 29, 2018	By:	/s/ Heidi H. Carl
	Name:	Heidi H. Carl
	Its:	Chief Financial Officer, Treasurer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: June 29, 2018	By:	/s/ William A. Hartman
	Name: Title:	William A. Hartman Chief Executive Officer, President and Director

Dated: June 29, 2018	By:	/s/ Mitchell S. Felder*
	Name: Title:	Mitchell S. Felder Chairman of the Board and Director

Dated: June 29, 2018	By:	/s/ Heidi H. Carl
	Name: Title:	Heidi H. Carl Chief Financial Officer, Secretary and Director

Dated: June 29, 2018	By:	/s/ John S. Borza
	Name: Title:	John S. Borza Director

Dated: June 29, 2018	By:	/s/ Patricio Reyes*
	Name: Title:	Patricio Reyes Director

Dated: June 29, 2018	By:	/s/ Jay Rosen*
	Name: Title:	Jay Rosen Director

* The above-named directors of the registrant sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 by William A. Hartman, their attorney-in-fact, pursuant to a Power of Attorney signed by the above-named directors, which Power of Attorney was previously filed with the Registration Statement on Form S-1 as Exhibit No. 24.1.

Dated: June 29, 2018	By:	/s/ William A. Hartman
William A. Hartman
Attorney-in-fact for the persons indicated above

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